EXHIBIT 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Avon Products, Inc.	Delaware
Natura Cosméticos S.A.	Brazil
Natura &Co International S.à r.l.(1)	Luxembourg
Indústria e Comércio de Cosméticos Natura Ltda.	Brazil
Natura Comercial Ltda.	Brazil
Natura Biosphera Franqueadora Ltda.	Brazil
Natura Logística e Serviços Ltda.	Brazil
Natura Cosméticos S.A. – Chile	Chile
Natura Cosméticos S.A. – Peru	Peru
Natura Cosméticos S.A. – Argentina	Argentina
Natura Cosméticos de México	Mexico
Natura Cosméticos Ltda. – Colômbia	Colombia
Natura Cosméticos España S.L.—Espanha	Spain
Natura (Brasil) International B.V.—Holanda	Netherlands
Natura Brazil Pty Ltd.—Austrália	Australia
Emeis Holdings Pty Ltd—Austrália	Australia
Emeis Trading Pty Ltd—Australia	Australia
Emeis Cosmetics Pty Ltd—Australia	Australia
Aesop Retail Pty Ltd—Australia	Australia
Aesop Japan Kabushiki Kaisha—Japan	Japan
Aesop Singapore Pte. Ltd.—Singapore	Singapore
Aesop Hong Kong Limited—Hong Kong	Hong Kong
Aesop Malaysia Sdn. Bhd.—Malaysia	Malaysia
Aesop Korea Yuhan Hoesa—Korea	Korea
Emeis Cosmetics Pty Ltd (Korea Branch)	Korea
Aesop Taiwan Cosmetics Company Limited—Taiwan	Taiwan
Aesop Macau Sociedade Unipessoal Limitada (Macau)	Macau
Aesop USA, Inc.—USA	United States of America
Aesop Canada, Inc.—Canada	Canada
Aesop Brasil Comercio de Cosmeticos Ltda.—Brazil	Brazil
Aesop UK Limited—United Kingdom	England and Wales
Aesop Italy SARL – Italy	Italy
Aesop Switzerland AG—Switzerland	Switzerland
Aesop Germany GmbH—Germany	Germany
Aesop Netherlands B.V (Holanda)	Netherlands
Aesop Belgium—Belgica	Belgium
Aesop Sweden AB—Sweden	Sweden
Aesop Norway AS—Norway	Norway
Aesop France SARL—France	France
Aesop Denmark ApS—Denmark	Denmark
Aesop Austria GmbH—Austria	Austria
Aesop New Zeland Limited—New Zeland	New Zealand
UK—United Kingdom	England and Wales
The Body Shop (France) Sarl	France
B.S. Danmark A/S—Dinamarca	Denmark
The Body Shop Germany GmbH	Germany
The Body Shop Gmbh—Austria	Austria
The Body Shop—Netherlands	Netherlands
SE—Sweden	Sweden
The Body Shop Monaco Sarl	Monaco
The Body Shop Belgium B.V	Belgium
The Body Shop Luxembourg Sarl—Luxemburgo	Luxembourg

Name	Jurisdiction of Incorporation
The Body Shop S.A.U—Espanha	Spain
The Body Shop Portugal, S.A.	Portugal
The Body Shop Australia Limited—Australia	Australia
The Body Shop Hong Kong Limited—Hong Kong	Hong Kong
Hsb Hair, Skin And Bath Products Company Limited—Macau	Macau
The Body Shop (Malaysia) Sdn.Bhd—Malasia	Malaysia
The Body Shop (Singapore) Pte Limited—Singapura	Singapore
The Body Shop Canada Limited—Canadá	Canada
US—America	United States
The Body Shop Brasil Franquias Ltda.—Brasil	Brazil
The Body Shop Chile—Chile	Chile
MX—Mexico	Mexico
Avon Beauty & Cosmetics Research and Development (Shanghai) Co. Ltd.	China
Avon Pacific, Inc. (US)	Delaware
Manila Manufacturing Co.	Delaware
Surrey Leasing, Ltd	Delaware
Surrey Products, Inc.	New York
California Perfume Co.	New York
MI Holdings	Missouri
Avon Overseas Capital Corp	New York
Silpada UK	Delaware
Avon (Windsor) Limited	Delaware
Avon Cosmetics, S de R. L de C	Mexico
Avon Lomalinda, Inc.	Delaware
Retirement Inns of America Inc.	Delaware
Avon Component Manufacturing Inc.	Delaware
Avon Cosmetics, S.A. (Spain)	Spain
Avon Americas, Ltd.	New York
Productos Avon S.A. (Dominican Republic)	Dominican Republic
Productos Avon SA El Salvador	El Salvador
Productos Avon de Guatemala	Guatemala
Avon Cosmetics de Venezuela C.A.	Venezuela
Justine/Avon (PTY) Limited	South Africa
AVON COSMETICS INC (Phillippines DSB)	Philippines
Mirabella Realty Corp (Philippines)	Philippines
Avon International Operations, Inc.	Delaware
COSMETICOS AVON S.A. (Chile)	Chile
Namibia Branch	Namibia
Avon Justine Lesotto (Pty) Ltd	Lesotto
Avon Justine Swaziland (Proprietary) Ltd	South Africa
Avon Cosmetics Limited (New Zeland)	New Zealand
Avon Beauty Products India Pvt	India
Arlington Bermuda (Arber)	Bermuda
Beautifont Products Inc (Phillipines)	Philippines
Avon Cosmetics Limited (UK)	England and Wales
Avon Cosmetics BIHDOO (Bosnia)	Bosnia & Herzegovina
Productos para la mujer AP. Ltda	Bolivia
Productos Avon SA (Peru)	Peru
Productos Avon de Nicaragua SA	Nicaragua
Stratford Insurance Company, Ltd.	Bermuda
Productos Avon, SA (Honduras)	Honduras
Avon Cosmetics (Taiwan) LTD.	Taiwan
Avon Cosmetics Ltd. (Hong Kong)	Hong Kong
Singapore Branch	Singapore
AIO Asia Holding, Inc.	Delaware
Avon Aio Sdn Bhd (Brunei)	Brunei Darussalam

Name	Jurisdiction of Incorporation
Avon AIO Pte. Ltd (AIO Singapore)	Singapore
Avon Holdins Ltd. (Bermuda)	Bermuda
Avon Int’l (Bermuda) Ltd	Bermuda
Avon Cosmetics (Malaysia) Sdn Bhd	Malaysia
Avon Cosmetics MEPE (Greece)	Greece
Avon Cosmetics Bulgaria Eood	Bulgaria
Avon Cosmetics Ltd (Kazakhstan)	Kazakhstan
Avon Cosmetics (Ukraine)	Ukraine
Avon Cosmetics S.R.L. (Moldova)	Moldova
Avon Cosmetics Albania Sh.p.k.	Albania
Avon Beauty Products S.A.R.L. (Morocco)	Morocco
Avon Export Limitada (Guatemala)	Guatemala
Productos Avon S.A. (Panama)	Panama
Viva Panama Holdings LLC	Delaware
Viva Panama S. de R. L.	Panama
Avon Cosmetics Netherlands Holdings BV	Netherlands
Avon Cosmeticos Ltda.—Brazil	Brazil
Avon Industrial Ltda (Brazil Mfg)	Brazil
Avon Holdings, LLC	Delaware
Netherland Company Holdings C.V	Netherlands
Avon C.V Holdings Company	Cayman Islands
Avon International (NL) C.V	Netherlands
Avon Int’l Holdings Co. (Cayman)	Cayman Islands
Avon Capital Corporation	Delaware
Avon NA IP LLC (US)	Delaware
Avon NA Holdings LLC	Delaware
Avon Luxembourg Holdings S.a.r	Luxembourg
Avon Aliada LLC	Delaware
Avon Products Pty Ltd (Australia)	Australia
Avon Cosmetics Manufacturing S. De R.L de C.V. (México)	Mexico
Avon Products Mfg. Inc. (Philippines) (MFG)	Philippines
Avon Egypt Holdings I	Cayman Islands
Avon Egypt Holdings II	Cayman Islands
Avon Egypt Holdings III	Cayman Islands
Avon Beauty (Arabia) LLC	Saudi Arabia
Avon Cosmetics Egypt, S.A.E.	Egypt
Viva Cosmetics Holdings GmbH	Switzerland
Viva Netherlands Holdings BV	Netherlands
Beauty Products Holding S.L.	Spain
Beauty Prod LA Holding S.L	Spain
BPHSL Swiss Finance Branch	Switzerland
Cosmeticos Avon de Uruguay S.A	Uruguay
Cosmeticos Avon S.A.C.I. (Argentina)	Argentina
Productos Avon Ecuador S.A.	Ecuador
Avon Cosmetics S.A de R.L de C.V (Mexico)	Mexico
Avonova, S.A. de R.L. de C.V. Mex	Mexico
Avon Asia Holdings Co (Mauritius)	Mauritius
Avon Management (Shanghai) Co.	China
Avon Products Co. Ltd. (China DSB)	China
Avon Healthcare Prod(Guangzhou)	China
Avon Colombia Holdings 1	Cayman Islands
Avon Colombia Holdings 2	Cayman Islands
Avon Colombia S.A.S.	Colombia
Avon Cosmetics LLC (Kyrgysztan)	Kyrgyzstan
Avon International Capital Company (Cayman) (AICC)	Cayman Islands
Avon Beauty Limited (UK)	England and Wales

Name	Jurisdiction of Incorporation
Avon International Capital Plc.	England and Wales
Avon Cosmetics SRL SocioUnico	Italy
SIA Avon Cosmetics (Latvia)	Latvia
UAB Avon Cosmetics (Lithuania)	Lithuania
AVON KOZMETIKA D.O.O. (Croatia)	Croatia
Avon Cosmetics spol. s r.o. (Slovakia)	Slovakia
Avon Cosmetics GmbH (Germany)	Germany
Avon EestiI As (Estonia)	Estonia
Avon GBS Sp. z o.o. (Poland)	Poland
Avon Cosmetics DOOEL (Macedonia)	Macedonia
Avon Cosmetics OY (Findland)	Finland
Avon Cosmeticos, LTDA (Portugal)	Portugal
Avon Kozmetik (Slowenia)	Slovenia
Avon Cosmetics, spol. s r.o.(CZECH)	Czech Republic
Avon Netherlands Holdings BV	Netherlands
Avon Cosmetics Polska Spolka z.o.o (Poland) (DSB)	Poland
Avon Distribution Polska Sp. Z.o.o (Poland)	Poland
Avon Operations Polska sp. z o.o.	Poland
Avon Netherlands Holdings II B	Netherlands
Avon Beauty Products Co-Russia	Russian Federation
Avon Holdings (Hungary)	Hungary
Avon Cosmetics KFT (Hungary)	Hungary
Avon Kozmetik (Turkey)	Turkey
Avon Products Holding (“APHL”) UK	England and Wales
Avon European Holdings, LTD. (AEHL)	England and Wales
Avon European Financial Svcs., LTD.	England and Wales
Avon UK Holdings Ltd.	England and Wales
Avon Cosmetics SCG d.o.o. Beograd (SERBIA)	Serbia
Avon Cosmetics Montenegro d.o.o Podgorica	Montenegro
Avon Cosmetics Romania SRL	Romania
Avon Cosmetics LLC—Georgia	Kyrgyzstan
Avon Cosmetics Mfg. S. de R.L.	Mexico
Family Cosmetics Company S.A.E. (Eygpt)	Egypt
Avon B& C Res & Dev(Shai) LTD.	China
The Body Shop Limited LLC (Russia).	Russia
The Body Shop (Shanghai) Commercial and Trading Co., Ltd.	China
Aesop (Shanghai) Commercial and Trading Co., Ltd..	China

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